UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2026

ONAR Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-56012	47-2200506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd, 5th Floor Miami, FL 33132

(Address of principal executive office)

Registrant’s telephone number, including area code (213) 437-3081

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ONAR	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 1, 2026, ONAR Holding Corporation, a Nevada corporation (the “Company”), appointed Kelly Anderson, the Chair of the Company’s Audit Committee, as Interim Chief Financial Officer, pursuant to an interim services agreement between the Company and CXO Executive Solutions (“CXO”), a company founded by Ms. Anderson, dated September 30, 2026 (the “Services Agreement”).

The principle compensation components of the Services Agreement are: (i) a monthly payment to CXO of $20,000 in cash and $12,000 in shares of the Company’s preferred stock, valued at the latest valuation report, (ii) contingent on the completion of the audit relating to the previously announced acquisition of Advertise Purple, a California corporation (“Advertise Purple”), a bonus payment of $50,000, and (iii) contingent on the successful uplisting of the Company to a national securities exchange, a bonus payment of $100,000.

Either party may terminate the Services Agreement by providing the other party a minimum of ten (10) days’ written notice. If Ms. Anderson is hired within the twelve (12) month period following the termination or expiration of the Services Agreement, then the Company shall pay CXO a placement fee of thirty percent of Ms. Anderson’s annualized earnings.

Ms. Anderson has more than 25 years of senior finance leadership, including prior service as Chief Financial Officer of publicly traded T3 Motion Inc. and of Mavenlink (prior to its merger with Kantata), and Chief Accounting Officer at Fisker Automotive and has overseen more than 400 acquisitions across her career. She is a Certified Public Accountant and the founder of CXO.

In connection with the appointment, Ms. Anderson resigned from the Board of Directors of the Company (the “Board) and as Audit Committee Chair, and the Board has appointed Howard D. Palefsky, a current director, as Audit Committee Chair

The foregoing description of the Services Agreement is qualified in its entirety by reference to the full text of the Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the appointment of Ms. Anderson. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

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Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, the integration of Advertise Purple, any potential uplisting, and any other potential acquisitions, financings, and debt restructurings, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe,” and similar words and expressions are intended to identify forward-looking statements. These statements reflect the Company’s current expectations, are not guarantees of future performance, and involve known and unknown risks and uncertainties, including the substantial doubt about the Company’s ability to continue as a going concern described in its Securities and Exchange Commission filings, the Company’s working capital deficit and increased indebtedness, integration risks, the risk that expected benefits of the acquisition are not realized, the need for additional financing, market conditions, competition, client retention, and regulatory changes, any of which could cause actual results to differ materially. Detailed risk factors are included in the Company’s filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date hereof. The Company assumes no obligation to update these statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Interim Services Agreement, effective as of October 1, 2026, between ONAR Holding Corporation and CXO Executive Solutions.
99.1	Press Release, dated October 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONAR Holding Corporation
(Registrant)

Date: October 6, 2026	By:	/s/ Claude Zdanow
	Name:	Claude Zdanow
	Title:	Chief Executive Officer

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